Exhibit 5.1

[KIRKLAND & ELLIS LLP LETTERHEAD]

April 13, 2006

Kimball Hill, Inc.

and the Guarantors set forth on Exhibit A

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois 60008

Re:  Registration Statement on Form S-4 (Registration No. 333-                        )

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Kimball Hill, Inc., an Illinois corporation (the “Issuer”), and the guarantors set forth on Exhibit A hereto (the “Guarantors” and, collectively with the Issuer, the “Registrants”). In this opinion letter: (i) National Credit and Guaranty Corporation, which is listed on Exhibit A hereto, is also referred to as the “Delaware Registrant”; (ii) 18th and Peoria, LLC, KH Financial Holding Company, KH Ingham Park South, LLC, KH SRAV II, LLC, Kimball Hill Far East Detroit, LLC, Kimball Hill Homes Austin Investments, L.L.C., Kimball Hill Homes Dallas Investments, L.L.C., Kimball Hill Homes Houston Investments, L.L.C., Kimball Hill Homes Illinois, LLC, Kimball Hill Stateway, Inc., Kimball Hill Suburban Centers, L.L.C., Kimball Hill Texas Investment Company, L.L.C., Kimball Hill Urban Centers Chicago One, L.L.C., Kimball Hill Urban Centers Chicago Two, L.L.C., Kimball Hill Urban Centers, L.L.C., The Glens at Westlake, L.L.C., Astor Place Limited Partnership, Bolingbrook Limited Partnership, Edgewater Limited Partnership, Huntington Chase Limited Partnership, Legend Lakes Limited Partnership, The Glen Townhomes Limited Partnership, The Hamilton Place Partnership, Waterford Limited Partnership, Whispering Meadow Limited Partnership and White Oak Limited Partnership, which are listed on Exhibit A hereto, are also referred to as the “Illinois Registrants”; (iii) Kimball Hill Bellevue Ranch, LLC, Kimball Hill Homes California, Inc. Kimball Hill Reflections, LLC, Kimball Hill Sheldon Lakes, LLC, Kimball Hill Villages, LLC, Bridle Ridge Limited Partnership, Parkview Limited Partnership, River Pointe Limited Partnership, Sonata at Morada Ranch Limited Partnership and Windmill Park Limited Partnership, which are listed on Exhibit A hereto, are also referred to as the “California Partnership Registrants”; (iv) Kimball Hill Homes Florida, Inc., Kimball Hill Homes Realty Florida, Inc., Kimball Hill Calusa Palms Limited Partnership and Kimball Hill Marbella Estates Limited Partnership, which are listed on Exhibit A hereto, are also referred to as the “Florida Registrants”; (v) Cactus Hills, LLC, Kimball Hill Centennial Heights Limited Partnership, Kimball Hill Heathers/ Caparola Limited Partnership, Kimball Hill Homes Nevada, Inc., and Kimball Mountain First Limited Partnership, which are listed on Exhibit A hereto, are also referred to as the “Nevada Registrants”; (vi) Kimball Hill Homes Ohio, Inc., which is listed on Exhibit A hereto, is also referred to as the “Ohio Registrant”; (vii) Kimball Hill Homes Oregon, which is listed on Exhibit A hereto, is also referred to as the “Oregon Registrant”; (viii) Indian Trails Limited Partnership, KHH Texas Trading Company, L.P., Kimball Cove Limited Partnership, Kimball Hill Chadwick Farms Limited Partnership, Kimball Hill Homes Austin L.P., Kimball Hill Homes Austin Operations, L.L.C., Kimball Hill Homes Dallas, L.P., Kimball Hill Homes Dallas Operations, L.L.C., Kimball Hill Homes Houston, L.P., Kimball Hill Homes Houston Operations, L.L.C., Kimball Hill Homes San Antonio, L.P., Kimball Hill Homes Texas, Inc., Kimball Hill TX Properties, LLC, Kimball West Frisco Limited Partnership, River Oaks Homes, L.L.P., and River Oaks Realty, L.P., which are listed on Exhibit A hereto, are also referred to as the “Texas Registrants”; (ix) Kimball Hill Homes Washington, Inc., and Gables at Hiddenbrook Limited Partnership, which are listed on Exhibit A hereto, are also referred to as the “Washington Registrants”; and (x) East Lake Park, Inc., Kimball Hill Homes Wisconsin, Inc. and Park Shore, L.L.C., which are listed on Exhibit A hereto, are also referred to as the “Wisconsin Registrants.”

This opinion letter is being delivered in connection with the proposed registration by the Issuer of $203,000,000 in aggregate principal amount of the Issuer’s 10-1/2% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (Registration No. 333-                ) as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the “Guarantees”). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of December 19, 2005 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer’s outstanding 10-1/2% Senior Subordinated Notes due 2012 (the “Existing Notes”), of which $203,000,000 in aggregate principal amount is subject to the exchange offer pursuant to the Registration Statement.

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) the Indenture, (iii) the Registration Statement and (iv) the Registration Rights Agreement, dated as of December 19, 2005, by and among the Registrants and J.P. Morgan Securities Inc., for itself and on behalf of the several initial purchasers named therein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently

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established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Existing Notes, the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York; the General Corporations Act, the Beverly-Killea Limited Liability Company Act or the California Revised Limited Partnership Act of the State of California; the General Corporation Law of the State of Delaware; or the Business Corporation Act, the Limited Liability Company Act or the Revised Uniform Limited Partnership Act of the State of Illinois (including, in each case, the statutory provisions, all applicable provisions of the relevant state constitution and reported judicial decisions interpreting the foregoing), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. For purposes of our opinion that the Guarantees will be binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of: (i) Holland & Knight LLP, with respect to the Florida Registrants, (ii) Rice Silbey Reuther & Sullivan, LLP, with respect to the Nevada Registrants, (iii) Joondeph & Bittel, LLP, with respect to the Ohio Registrant, (iv) Miller Nash LLP, with respect to the Oregon Registrant and the Washington Registrants, (v) Coats, Rose, Yale, Ryman & Lee, P.C., with respect to the Texas Registrants and (vi) Michael Best & Friedrich LLP, with respect to the Wisconsin Registrants, that the Indenture (including with respect to the Guarantees) has been duly authorized, executed and delivered, and do not conflict with, or require consents under, the laws, rules and regulations of their respective states of organization. We are not

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licensed to practice in Florida, Nevada, Ohio, Oregon, Texas, Washington or Wisconsin, and we have made no investigation of, and do not express or imply an opinion on, the laws of such states. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York, California, Delaware or Illinois be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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Exhibit A

Guarantors

1.	18th and Peoria, LLC (Illinois limited liability company)

2.	Astor Place Limited Partnership (Illinois limited partnership)

3.	Bolingbrook Limited Partnership (Illinois limited partnership)

4.	Bridle Ridge Limited Partnership (California limited partnership)

5.	Cactus Hills, LLC (Nevada limited liability company)

6.	East Lake Park, Inc. (Wisconsin corporation)

7.	Edgewater Limited Partnership (Illinois limited partnership)

8.	Gables at Hiddenbrook Limited Partnership (Washington limited partnership)

9.	Huntington Chase Limited Partnership (Illinois limited partnership)

10.	Indian Trails Limited Partnership (Texas limited partnership)

11.	KH Financial Holding Company (Illinois corporation)

12.	KH Ingham Park South, LLC (Illinois limited liability company)

13.	KH SRAV II, LLC (Illinois limited liability company)

14.	KHH Texas Trading Company L.P. (Texas limited partnership)

15.	Kimball Cove Limited Partnership (Texas limited partnership)

16.	Kimball Hill Bellevue Ranch, LLC (California limited liability company)

17.	Kimball Hill Calusa Palms Limited Partnership (Florida limited partnership)

18.	Kimball Hill Centennial Heights Limited Partnership (Nevada limited partnership)

19.	Kimball Hill Chadwick Farms Limited Partnership (Texas limited partnership)

20.	Kimball Hill Far East Detroit, LLC (Illinois limited liability company)

21.	Kimball Hill Heathers/ Caparola Limited Partnership (Nevada limited partnership)

22.	Kimball Hill Homes Austin, L.P. (Texas limited partnership)

23.	Kimball Hill Homes Austin Investments, L.L.C. (Illinois limited liability company)

24.	Kimball Hill Homes Austin Operations, L.L.C. (Texas limited liability company)

25.	Kimball Hill Homes California, Inc. (California corporation)

26.	Kimball Hill Homes Dallas, L.P. (Texas limited partnership)

27.	Kimball Hill Homes Dallas Investments, L.L.C. (Illinois limited liability company)

28.	Kimball Hill Homes Dallas Operations, L.L.C. (Texas limited liability company)

29.	Kimball Hill Homes Florida, Inc. (Florida corporation)

30.	Kimball Hill Homes Houston, L.P. (Texas limited partnership)

31.	Kimball Hill Homes Houston Investments, L.L.C. (Illinois limited liability company)

32.	Kimball Hill Homes Houston Operations, L.L.C. (Texas limited liability company)

33.	Kimball Hill Homes Illinois, LLC (Illinois limited liability company)

34.	Kimball Hill Homes Nevada, Inc. (Nevada corporation)

35.	Kimball Hill Homes Ohio, Inc. (Ohio corporation)

36.	Kimball Hill Homes Oregon, Inc. (Oregon corporation)

37.	Kimball Hill Homes Realty Florida, Inc. (Florida corporation)

38.	Kimball Hill Homes San Antonio, L.P. (Texas limited partnership)

39.	Kimball Hill Homes Texas, Inc. (Texas corporation)

40.	Kimball Hill Homes Washington, Inc. (Washington corporation)

41.	Kimball Hill Homes Wisconsin, Inc. (Wisconsin corporation)

42.	Kimball Hill Marbella Estates Limited Partnership (Florida limited partnership)

43.	Kimball Hill Reflections, LLC (California limited liability company)

44.	Kimball Hill Sheldon Lakes, LLC (California limited liability company)

45.	Kimball Hill Stateway, Inc. (Illinois corporation)

46.	Kimball Hill Suburban Centers, L.L.C. (Illinois limited liability company)

47.	Kimball Hill Texas Investment Company, L.L.C. (Illinois limited liability company)

48.	Kimball Hill TX Properties, LLC (Texas limited liability company)

49.	Kimball Hill Urban Centers Chicago One, L.L.C. (Illinois limited liability company)

50.	Kimball Hill Urban Centers Chicago Two, L.L.C. (Illinois limited liability company)

51.	Kimball Hill Urban Centers, L.L.C. (Illinois limited liability company)

52.	Kimball Hill Villages, LLC (California limited liability company)

53.	Kimball Mountain First Limited Partnership (Nevada limited partnership)

54.	Kimball West Frisco Limited Partnership (Texas limited partnership)

55.	Legend Lakes Limited Partnership (Illinois limited partnership)

56.	National Credit and Guaranty Corporation (Delaware corporation)

57.	Park Shore, L.L.C. (Wisconsin limited liability company)

58.	Parkview Limited Partnership (California limited partnership)

59.	River Oaks Homes, L.L.P. (Texas limited liability partnership)

60.	River Oaks Realty, L.P. (Texas limited partnership)

61.	River Pointe Limited Partnership (California limited partnership)

62.	Sonata at Morada Ranch Limited Partnership (California limited partnership)

63.	The Glen Townhomes Limited Partnership (Illinois limited partnership)

64.	The Glens at Westlake, L.L.C. (Illinois limited liability company)

65.	The Hamilton Place Limited Partnership (Illinois limited partnership)

66.	Waterford Limited Partnership (Illinois limited partnership)

67.	Whispering Meadow Limited Partnership (Illinois limited partnership)

68.	White Oak Limited Partnership (Illinois limited partnership)

69.	Windmill Park Limited Partnership (California limited partnership)